Exhibit 10.34

February 13, 2007

Mr. Mark F. McGettrick

Executive Vice President

Dominion Resources, Inc.

Dear Mark:

The purpose of this letter agreement is to restate and clarify the surviving provisions of the agreement between you and Virginia Electric and Power Company, a subsidiary of Dominion, dated August 1, 1999 (the “1999 Agreement”). You and Dominion agree that, effective as of the execution of this Agreement, the surviving provisions of the 1999 Agreement are null and void.

If you serve as an officer of Dominion until your fiftieth (50th) birthday, you will be eligible, at retirement, for five (5) additional years of credited age and five (5) additional years of credited service to be added for pension and other retirement benefits, including but not limited to the New Executive Supplemental Retirement Plan, the New Benefit Restoration Plan and retiree medical and life insurance programs. Any minimum age requirements for these benefits shall be waived. Notwithstanding the terms of any restricted stock grant agreements, if you would be eligible for retirement under the terms of the Dominion Pension Plan with the deemed age and service credit granted herein, then you shall be deemed eligible for retirement for purposes of any unvested restricted stock agreements or performance grants, and be deemed to “retire” under the terms of any grant agreement upon any termination of your employment.

If you are terminated other than for Cause, as defined in your Employment Continuity Agreement, prior to age 50, you will be credited with the number of years of age credit needed to give you 55 years of credited age under the Pension Plan and the number of additional years of service credit that would have been earned had you remained employed by Dominion until age 55. This credit will be for pension and other retirement benefits, including the New Executive Supplemental Retirement Plan, the New Benefit Restoration Plan and retiree medical and life insurance programs. Any minimum age requirements for these benefits shall be waived. Notwithstanding the terms of any restricted stock grant agreements, if you would be eligible for retirement under the terms of the Dominion Pension Plan with the deemed age and service credit granted herein, then you shall be deemed eligible for retirement for purposes of any unvested restricted stock agreements or performance grants, and be deemed to “retire” under the terms of any grant agreement upon any termination of your employment.

Sincerely yours,

            /s/ Thomas F. Farrell, II

Thomas F. Farrell, II

President & Chief Executive Officer

Dominion Resources Services, Inc.